INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-71505 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 5, 1999, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP

Lincoln, Nebraska
July 13, 1999